UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Pending Sale – Woodfield Long Point Apartments

In May 2011, CNL Growth Properties, Inc., through an operating subsidiary (collectively, the “Company” or “we”) together with WF Invest Long Point, LLC, a Delaware limited liability company (“Woodfield”), formed a joint venture (the “Joint Venture”), which constructed and now operates a 258-unit Class A garden-style multifamily community in Mount Pleasant, Charleston County, South Carolina (the “Long Point Property”). As of September 30, 2014, due to favorable market conditions in multifamily development, the Joint Venture decided to pursue a potential sale of the Long Point Property; and the Company classified the Long Point Property as “held for sale.”

Effective November 25, 2014, the Joint Venture entered into an agreement (the “Purchase and Sale Agreement”) with Sentinel Acquisitions Corporation, an unaffiliated third party (the “Buyer”), for the sale of the Long Point Property pursuant to the terms and conditions of the Purchase and Sale Agreement (the “Sale”). The sale price for the Long Point Property is $55.5 million. Buyer has paid into escrow a $0.55 million earnest money deposit. If Buyer does not terminate the Purchase and Sale Agreement on or before the end of the inspection period on December 30, 2014, Buyer will then provide an additional deposit of $1.45 million, and the earnest money deposits will be nonrefundable, except in the event of the Joint Venture’s breach of the Purchase and Sale Agreement or the failure to satisfy conditions to the consummation of the Sale.

The Purchase and Sale Agreement contains customary representations, warranties, covenants and indemnities of the Joint Venture and the Buyer, and provides for the consummation of the Sale on January 15, 2015, however, there can be no assurance that the Sale will ultimately be completed.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2014		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations